EXHIBIT 10.2

Share Exchange and Acquisition Agreement, dated April 22, 2025, between Biointra, Corp. and Biointra Renovables Atotonilco Jalisco, S.A.P.I. de C.V., with Closing Certificates

Executed copy (scanned).

SHARE EXCHANGE & ACQUISITION AGREEMENT

Biointra, Corp., ("Parent"), Biointra Renovables Atotonilco Jalisco SAPI DE CV ("BRA"),

This Share Exchange Agreement ("Agreement"), dated as of April 22nd, 2025, is made by, and between, and the shareholders of the BRA that are signatory hereto or who sign a Shareholder Party to the Share Exchange Agreement in the form of Exhibit "A" hereto (each a "Shareholder" and, jointly, the "Shareholders"). Each of the parties to this Agreement is individually referred to herein as a "Party" and collectively as the "Parties."

BACKGROUND

The BRA has on the date hereof has 100,000 common, issued and outstanding:

Raul Lahud Quiroz	100%	100 Common Shares

Pursuant to this Agreement, each Shareholder shall transfer all of their BRA shares for such number of newly issued Class A of common stock, for $8 Class A common Parent shares ("Parent Stock") as is determined in Section 1.01 below. The aggregate number of Parent Class "A" Class A to be issued to the Shareholders is referred to herein as the "Parent Class "A" Class A."

The exchange of all BRA shares for the Parent Class "A" Class A is intended to constitute a tax-free exchange property governed by Section 351 of the United States Internal Revenue Code of 1986, as amended ("Code") or such other tax free reorganization or restructuring provisions as may be available under the Code.

The Board of Directors of each of the Parent and the BRA has determined that it is desirable to affect this plan of reorganization and share exchange.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreement set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

Exchange by the Shareholders.

SECTION 1.1 Exchange. At the Closing, each Shareholder shall sell, transfer, assign, and deliver to the Parent its BRA common shares free and clear of all Liens (as defined in Section 2.01) in exchange for Parent Class "A" Class A common share being exchanged of Class A common shares of Parent ("Exchange Ratio").

SECTION 1.2 Closing. The Closing of the share exchange shall take place digitally between the parties, commencing on the satisfaction or waiver of all conditions and obligations of the Parties to consummate the share exchange contemplated hereby (other than conditions and obligations that the respective Parties will take at Closing) or such other date or time as the Parties shall mutually determine ("Closing Date").

Article II

Representations and Warranties of Shareholders

Each Shareholder hereby represents and warrants to the Parent severable, but not jointly, as follows:

SECTION 2.1 Good Title. The Shareholder is the record and beneficial owner, and has good title to the BRA shares, with the right and authority to deliver such BRA shares to the Parent as provided herein. Upon delivery of any certificate or certificates duly endorsed for transfer to the Parent and/or registering the Parent as the new owner of such BRA shares in the register of the BRA, the Parent shall receive good title to such BRA shares, free and clear of all liens, hypothecs, security interests, pledges, mortgages, encumbrances, equities, claims of any kind, voting trusts, trust agreements, and shareholder agreements (collectively, "Liens").

SECTION 2.2 Power and Authority. All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the share exchange have been properly and duly taken by Shareholder. This Agreement constitutes a legal, valid, and binding obligation of Shareholder, enforceable against the Shareholder in accordance with its terms.

SECTION 2.3 No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations under this Agreement: (a) will not require the consent of any third party or any federal, state, provincial, local, or foreign government, or any court of competent jurisdiction, administrative agency or commission, or other governmental authority or instrumentality, domestic or foreign ("Governmental Entity") under any statute, law, ordinance, rule, writ, regulation, order , injunction, judgment, or decree (collectively "Laws"); (b) will not violate any Laws applicable to Shareholder; or (c) will not violate or breach any contractual obligation to which such Shareholder is a party.

SECTION 2.4 No Finder's Fee. The Shareholder has not created any obligation for any finder's fee, investment banking fee, or broker's fee in connection with this transaction for which the BRA or the Parent will be responsible.

SECTION 2.5 Purchase for Own Account. Shareholder is acquiring the Parent Class "A" Class A solely for the Shareholder's own account as a principal, for investment
purposes only and not with a view to the resale or distribution thereof, in whole or in part. Shareholder has no present intention of selling or otherwise distributing the Parent Class "A" Class A except in compliance with the applicable securities laws and the terms of this Agreement.

SECTION 2.6 Unregistered Parent Class "A" Class A . Shareholder understands that the Parent Class "A" Class A have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any U.S. state, and if issued in accordance with the terms of this Agreement, the Parent Class "A" Class A will be issued by reason of a specific exemption from registration under the Securities Act that depends upon, among other things, the bona fide nature of the Shareholder's investment intent and the accuracy of the other Shareholder representations contained herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits, or entitlements attached to the Parent Class "A" Class A in accordance with the Parent's Charter documents or the laws of its jurisdiction of incorporation.

SECTION 2.7 Available Information. The Shareholder has such knowledge and experience in business and financial matters that Shareholder is capable of evaluating the merits and risks of the acquisition of the Parent Class "A" Class A through this share exchange.

SECTION 2.8 Restricted Securities. The Parent understands that the Parent Class "A" Class A are characterized as "restricted securities" under the Securities Act inasmuch as this Agreement contemplates that if acquired by Shareholder pursuant to the terms of this Agreement, the Parent Class "A" Class A would be acquired in a transaction not involving a public offering. The Shareholder further acknowledges that if the Parent Class "A" Class A are issued to Shareholder in accordance with the terms of this Agreement, the Parent Class "A" Class A may not be sold without registration under the Securities Act or the existence of an exemption from such registration. The Shareholder represents that the Shareholder is familiar with Rule 144, promulgated under the Securities Act, as presently in effect, and understands the resale restrictions imposed by Rule 144 and the Securities Act.

SECTION 2.9 Reliance on Exemption. Shareholder has the financial ability to bear the economic risk of an investment in the Parent, has adequate means of providing for the Shareholder's current needs and contingencies, has no need for liquidity in such investment, and could afford a complete loss of such investment. With respect to the investment made under this Agreement, Shareholder is an "Accredited Investor" as

such term is defined in Regulation D promulgated under the Securities Act. Shareholder is also involved in the management of the BRA or is fully aware of its business.

SECTION 2.10 Legend. It is understood that the Parent Class "A" Class A will bear the following legend or another legend that is similar to the following:

"THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACTOR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACTAND IN ACCORNANCE WITH THE APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BRA."

Article III

Representations and Warranties of the BRA

The BRA represents and warrants as of the Closing that, except as set forth in a letter to be dated on, or before, the date of Closing, from the BRA to the Parent, and a draft Current Report on Form 8-K (If applicable) for filing with the Securities and Exchange Commission ("SEC") with respect to the Closing (collectively, "BRA Disclosure Letter") (copies of which will be provided to Parent at or before the Closing) regardless of whether the BRA Disclosure Letter is referenced below with respect to any particular representation or warranty:

SECTION 3.1 Organization, Standing, and Power. The BRA is duly, organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and in which it is located and the BRA has the corporate power and authority and possesses all governmental franchises, licenses, approvals, and authorizations necessary to enable it to own, lease, or otherwise hold its properties and assets, to conduct its business as presently conducted, and to consummate this transaction. The BRA is duly qualified to transact business in each jurisdiction where the nature of its business or its ownership or leasing of property or assets make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a material adverse effect upon the BRA, a material adverse effect to carry out its obligations under this Agreement, or a material adverse effect on the ability of the BRA to consummate this transaction ("BRA Material Adverse Effect"). The BRA has no subsidiaries.

SECTION 3.2 Capital Structure. The BRA is presently authorized to issue 100 of common stock. As of the Closing, there will be 100 common stock issued and outstanding. To the best of the BRA's understanding, all of the outstanding of common stock are duly authorized, validly issued, fully paid, and non-assessable. There is no preferred stock authorized or issued. There are currently no outstanding warrants, convertible or exchangeable securities, or options. Except as set forth in the BRA Disclosure Letter, there are no existing contractual rights, undertakings, stock-based performance units, stock appreciation rights, or the like to receive BRA securities in the future.

SECTION 3.3 Authority, Execution and Delivery. The BRA has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions set forth herein to which it is a party. The execution and delivery of this Agreement and the consummation of the transactions set forth herein to which the BRA is a party have been duly authorized and approved by the BRA's Board of Directors and no other corporate proceedings on the part of the BRA are necessary to authorize this Agreement and the transactions contained herein. When executed and delivered this Agreement will be enforceable against the BRA in accordance with its terms, subject to certain general equitable principles and applicable laws relating to the enforcement of creditors rights such as bankruptcy, insolvency, reorganization, and the like.

SECTION 3.4 No Conflicts; Consents. Except as set forth in the BRA Disclosure Letter, the execution and delivery of this Agreement by the BRA does not, and the BRA's compliance with the terms hereof will not, conflict with, result in a violation of or default under, or give rise to a right of termination, cancelation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien upon the BRA or any of the properties or assets of the BRA under any provision of (i) any of the BRA's organizational documents, (ii) any material contract, lease, license, indenture, note, bond, debenture, permit, or any other instrument ("Contract") to which the BRA is a party or to which any BRA asset or property is bound, (iii) due to the failure to obtain any material consent or approval from any Governmental entity, or (iv) any Laws applicable to the BRA. However, in connection with clauses (ii), (iii), and (iv), this shall not apply to such items that, either individually or in the aggregate, have not had, and could not be reasonably expected to have, a BRA Material Adverse Effect.

SECTION 3.5 Taxes. The BRA is not aware of any tax return which was required to be filed by the BRA which was not timely filed or of any tax return currently due to be filed. The BRA is not aware of any taxes which are currently due. As used herein, the term "Tax Return" shall mean any federal, state, local, provincial, or foreign tax return (including information returns), declaration, statement, report, schedule, or form relating to taxes and any amendment thereto.

SECTION 3.6 Benefit Plans. The BRA does not have or maintain any BRA bonus, pension, profit sharing, deferred compensation, incentive compensation, stock option, defined benefit, or other employee benefit plan.

SECTION 3.7 Litigation. There is no action, suit, arbitration, inquiry, notice of violation, administrative or judicial proceeding, or investigation pending or threatened in writing against the BRA or materially affecting the BRA of which the BRA is aware.

SECTION 3.8 No Finder's Fee. The BRA has not created any obligation for any finder's fee, investment banking fee, consulting fee, financial advisory fee, or broker's fee in connection with this transaction for which any Shareholder, the BRA, or the Parent will be responsible.

SECTION 3.9 Contracts. Except as disclosed in the BRA Disclosure Letter, the BRA is not in breach or default of any material term in any agreement to which the BRA is a party.

SECTION 3.10 Title to Properties. The BRA does not own any real or immoveable property.

SECTION 3.11 Investment BRA. The BRA is not, and immediately following the Closing will not become, an investment BRA, an "investment BRA" within the meaning of the Investment BRA Act of 1940, as amended.

SECTION 3.12 Intellectual Property. To the BRA's knowledge, the BRA owns, has validly licensed, or otherwise has the right to use all patents, patent rights, trademarks, trademark rights, trade name rights, copyrights, and other proprietary intellectual property rights (collectively "Intellectual Property Rights") that are material to the conduct of the BRA's business. There are no claims pending, or to the knowledge of the BRA threatened, that the BRA is infringing or otherwise adversely affecting the rights of any person with regard to the Intellectual Property Rights. Furthermore, the BRA is aware of no infringement by any person on the BRA's Intellectual Property Rights. Finally, the BRA licenses intellectual property from clients and thereafter sublicenses it or commercializes it in various designated international markets. The BRA is aware of no claim against it by any client relating to its sublicensing or commercialization of any client intellectual property.

SECTION 3.13 Transactions with affiliates, officers, directors, and employees. The BRA has not engaged in various transactions with its employees, officers, directors, and affiliates.

SECTION 3.14 Development Stage BRA. As a development stage BRA, the BRA's book value is dependent on its continuation as a going concern.

SECTION 3.15 Foreign Corrupt Practices. Neither the BRA nor, to the BRA's knowledge, any director, officer, agent, employee or other person acting on behalf of the BRA has, in the course of his actions for, or on behalf of, the BRA (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of

1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 3.16 Disclosure to Parent. No representation or warranty of the BRA contained in this Agreement or in the BRA Disclosure Letter is untrue as to any material fact or omits to state any material fact necessary to make the statement contained in this Agreement or the BRA Disclosure Letter not misleading.

Article IV

Representations and Warranties of the Parent

The Parent represents and warrants as of the Closing to the Parent and the Shareholders that, except as set forth in reports, schedules, forms, statements, and other documents filed by the Parent with the SEC which were publicly available for review, as of and except as set forth in a letter to be dated on, or before, the date of Closing, from the Parent to the Parent, and a draft Current Report on Form 8-K (if applicable) for filing with the Securities and Exchange Commission ("SEC") with respect to the Closing, including financial statements and notes thereto (collectively, "Parent Disclosure Letter") (copies of which will be provided to Parent at or before the Closing) regardless of whether the Parent Disclosure Letter is referenced below with respect to any particular representation or warranty:

SECTION 4.1 Organization, Standing, and Power. The Parent is duly, organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and in which it is located and the Parent has the corporate power and authority and possesses all governmental franchises, licenses, approvals, and authorizations necessary to enable it to own, lease, or otherwise hold its properties and assets, to conduct its business as presently conducted, and to consummate this transaction. The Parent is duly qualified to transact business in each jurisdiction where the nature of its business or its ownership or leasing of property or assets make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a material adverse effect upon the Parent, a material adverse effect to carry out its obligations under this Agreement, or a material adverse effect on the ability of the Parent to consummate this transaction ("Parent Material Adverse Effect"). The Parent has no subsidiaries.

SECTION 4.2 Capital Structure. The Parent is presently authorized to issue The authorized 800,000,000 Class "A" common shares par value of $0.000001, each Class "A" share shall have one vote for one share. The authorized 50,000,000 Class "B" common shares par value of $0.000001, each Class "B" share shall have 20 votes for one share. The authorized 75,000,000 Class "C" common shares par value of $0.000001, each Class C share shall have 0 votes for one share. The authorized 75,000,000 Preferred shares par value $0.000001, each preferred share carries no voting power. The Class "B" controlling shares with controlling interest shall be entitled

to maintain veto power over any board vote, the individual representing Class "B" effectively can make board decisions on their own, including hiring C-level executives.

SECTION 4.3 Authority, Execution and Delivery. The Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions set forth herein to which it is a party. The execution and delivery this Agreement and the consummation of the transactions set forth herein to which the Parent is a party have been duly authorized and approved by the Parent's Board of Directors and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the transactions contained herein. When executed and delivered this Agreement will be enforceable against the Parent in accordance with its terms, subject to certain general equitable principles and applicable laws relating to the enforcement of creditors rights such as bankruptcy, insolvency, reorganization, and the like.

SECTION 4.4 No Conflicts; Consents.

(a)
Except as set forth in the Parent Disclosure Letter, the execution and delivery of this Agreement by the Parent does not, and the Parent's compliance with the terms hereof will not, conflict with, result in a violation of or default under, or give rise to a right of termination, cancelation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien upon the Parent or any of the properties or assets of the Parent under any provision of (i) any of the Parent's organizational documents, (ii) any material Contract to which the Parent is a party or to which any Parent asset or property is bound, (iii) due to the failure to obtain any material consent or approval from any Governmental entity, or (iv) any Laws applicable to the Parent. However, in connection with clauses (ii), (iii), and (iv), this shall not apply to such items that, either individually or in the aggregate, have not had, and could not be reasonably expected to have, a Parent Material Adverse Effect.

(b)
No Consent of, or registration, declaration, or filing with, or permit from, any Governmental entity is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the consummation of this Transaction, other than the (i) filing with the SEC of reports under Sections 13 and 15 of the Securities Exchange Act of 1934, as amended (if applicable) ("Exchange Act"), and filings under state "blue sky" laws, as may be required in connection with this Agreement and the transaction.

SECTION 4.5 SEC Documents; Undisclosed Liabilities.

(a)
Parent has timely filed all reports, schedules, forms, statements, and other documents required to be filed by the Parent pursuant to Sections (if applicable) 13 and 15 of the Exchange Act, as applicable ("Parent SEC Documents").

(b)
As of its respective filing date, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document and except to the extent that the Parent SEC Documents have been revised or superseded by a later filed Parent SEC Document, each Parent SEC Document did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting standards and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on an consistent basis during the periods involved (except as may be indicated in the notes thereto and fairly present the consolidated financial position of the Parent as of the dates thereof and the results of operations and cash flow for the periods shown (subject, in the case of unaudited financial statements, to normal year-end audit adjustments).

(c)
The most recent Parent Financial Statements filed with the SEC shall be for the period ending December 31, 2024. Except as set forth in the Parent Disclosure, there have been no material adverse changes in the Parent's financial condition subsequent to December 31, 2024. The Parent represents that complete, accurate, and compliant Parent financial statements for the period ending December 31, 2024, which have been prepared in compliance with all SEC rules and regulations.

(d)
Except as set forth in the filed Parent SEC Documents, the Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) required by GAAP to be set forth on a balance sheet of the Parent or in the notes thereto. Upon delivery, the Parent Disclosure Letter will set forth all financial and contractual obligations and liabilities (including any obligation to issue capital stock or other securities of the Parent) due after the date of this Agreement. As of the date of Closing, all liabilities of the Parent shall have been paid off in full or the Parent shall retain sufficient cash deposits to cover all of the remaining unpaid liabilities.

(e)
Except as set forth in the Parent SEC Documents filed (if applicable) the Parent Disclosure Letter, or comment letters from the SEC relating to the Parent's Form S-1, the Parent has not received any written communication from any Governmental Entity since December 31, 2024, alleging or suggesting that that the Parent was not in compliance with any applicable law in any material respect.

(f)

The Parent is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder as are applicable to it.

(g)
Except as set forth in the Parent SEC Documents, the Parent has not granted or agreed to grant any person any rights (including "piggyback" registration rights) to have any Parent securities registered with the SEC or any other Governmental Entity that have not been satisfied.

SECTION 4.6 Information Supplied. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in any SEC filing by the Parent contains any untrue statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.7 Taxes. The Parent is not aware of any tax return which was required to be filed by the Parent which was not timely filed or of any tax return currently due to be filed. The Parent has paid all taxes when due and there are no taxes which are currently due. All tax returns filed for the BRA, and all information contained thereon, are true and correct in all material regards. As used herein, the term "Tax Return" shall mean any federal, state, local, provincial, or foreign tax return (including information returns), declaration, statement, report, schedule, or form relating to taxes and any amendment thereto. There is no tax lien with respect to Parent or its assets and the Parent is not bound to any agreement relating to taxes.

SECTION 4.8 Benefit Plans. The Parent does not have or maintain any Parent bonus, pension, profit sharing, deferred compensation, incentive compensation, stock option, defined benefit, "employee welfare benefit plan" (as defined in Section 3.1 of ERISA), "employee pension benefit plan"(as defined in Section 3.2 of ERISA) or other employee benefit plan. The Parent has never had such an employee benefit plan.

SECTION 4.9 Litigation. There is no action, suit, arbitration, inquiry, notice of violation, administrative or judicial proceeding, or investigation pending or threatened in writing against the Parent or materially affecting the Parent of which the Parent is aware.

SECTION 4.10 No Finder's Fee. The Parent has not created any obligation for any finder's fee, investment banking fee, consulting fee, financial advisory fee, or broker's fee in connection with this transaction for which any Shareholder, the Parent, or the BRA will be responsible.

SECTION 4.11 Contracts. Except as disclosed in the Parent Disclosure Letter, the Parent is not in breach or default of any material term in any agreement to which the Parent is a party.

SECTION 4.12 Title to Properties. The Parent does not own any real or immoveable property. The Parent owns or has sufficient leasehold interests in all of its properties used in the conduct of its business.

SECTION 4.13 Investment BRA. The Parent is not, and immediately following the Closing will not become, an investment BRA, an "investment BRA" within the meaning of the Investment BRA Act of 1940, as amended.

SECTION 4.14 Intellectual Property. To the Parent's knowledge, the Parent owns, has validly licensed, or otherwise has the right to use all patents, patent rights, trademarks, trademark rights, trade name rights, copyrights, and other proprietary intellectual property rights (collectively "Intellectual Property Rights") that are material to the conduct of the Parent's business. There are no claims pending, or to the knowledge of the Parent threatened, that the Parent is infringing or otherwise adversely affecting the rights of any person with regard to the Intellectual Property Rights. Furthermore, the Parent is aware of no infringement by any person on the Parent's Intellectual Property Rights.

SECTION 4.15 Absence of Certain Changes or Events. Except as disclosed in the filed Parent SEC Documents or in the Parent Disclosure Letter, from December 31, 2024 through the date of this Agreement, the Parent has conducted its business only in the ordinary course and during such period there has not been any any change in the assets, liabilities, financial condition, or operating results other than in the ordinary course of business;

SECTION 4.16 New Issuances. the Parent has issued Parent Class "A" Class A subsequent to December 31, 2024 as required.

SECTION 4.17 Market Makers. The Parent has at least three market makers for the Parent Stock and such market maker has obtained all permits and made all filings necessary.

SECTION 4.18 Transactions with affiliates, officers, directors, and employees. The Parent has not engaged in a transaction with an affiliate.

SECTION 4.19 No Additional Agreements. The Parent has no agreement or understanding with any Shareholder other than the agreement set forth herein.

SECTION 4.20 Foreign Corrupt Practices. Neither the Parent nor, to the Parent's knowledge, any director, officer, agent, employee, or other person acting on behalf of the Parent has, in the course of his actions for, or on behalf of, the Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff,

influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 4.21 Maintenance of Listing. The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for the continued listing of the Parent Stock on the trading market on which the Parent Stock is currently about to listed. The Parent has no reason to believe that the Parent Stock will not be listed on the NASDAQ.

SECTION 4.22 Disclosure to BRA and Shareholders. There is no material fact relating to the Parent that is not contained in the Parent SEC Documents or that has not been disclosed to the BRA by Parent. No representation or warranty of the Parent contained in this Agreement or in the Parent Disclosure Letter is untrue as to any material fact or omits to state any material fact necessary to make the statement contained in this Agreement or the Parent Disclosure Letter not misleading.

ARTICLE V

Deliveries

SECTION 5.1 Deliveries of Shareholders. At the Closing, the Shareholders shall deliver to the Parent the following documents:

(a)
An executed Copy of this Agreement; and

(b)
A duly executed copy of a Share Transfer Separate, transferring their BRA shares to the Parent.

SECTION 5.2 Deliveries of Parent. At the Closing, Parent shall deliver the following documents to the BRA:

(a)
An executed copy of this Agreement;

(b)
Evidence of the board consents of the directors of the Parent effective upon the Closing:

(d)
A certificate from the Parent, executed by CEO that all of the representations and warranties made by the Parent in this Agreement are true and correct in all material regards and remain in full force and effect. The certificate shall survive the performance of the Agreement and the Closing;

(e)

A duly executed general release of the Parent, the BRA, and the Shareholders from as of the date of Closing. The form of such general release shall be reasonably acceptable to the BRA and shall not include any Parent obligations to them under this Agreement. The general release shall not apply to obligations relating to the obligations of the BRA which are unrelated to Hanover;

(g)
A Parent Disclosure Letter or a letter stating that there are no items to disclose on the Parent Disclosure Letter; and

(h)
Stock Certificates for each Shareholder representing his Parent Class "A" Class A . The Stock Certificate for each Shareholder shall be delivered to the individual Shareholder.

SECTION 5.3 Deliveries by the BRA. At the Closing, the BRA shall deliver the following documents to the Parent:

(a)
An executed copy of this Agreement;

(b)
A certificate from the BRA, executed by the CEO of the BRA that all of the representations and warranties made by the BRA in this Agreement are true and correct in all material regards and remain in full force and effect. The certificate shall survive the performance of the Agreement and the Closing;

(c)
A BRA Disclosure Letter or a letter stating that there are no items to disclose on the BRA Disclosure Letter;

(d)
A BRA Disclosure Letter or a letter stating that there are no items to disclose on the BRA Disclosure Letter.

Article VI

Conditions of Closing

SECTION 6.1 Shareholders and BRA Conditions Precedent. The obligations of the Shareholders and BRA to enter into and complete the Closing is subject, at the option of the Shareholders and BRA to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Shareholders and BRA in writing:

(a)
The representations and warranties of the Parent contained in this Agreement (Article V) shall be true and correct in all material respects on and as of the Closing Date;

(b)
There shall be no material judicial or administrative litigation, proceeding, or investigation pending or threatened against the Parent;

(c)
There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2024, which has had or is reasonably likely to cause a Parent Material Adverse effect;

(d)
The Parent shall have filed all reports and other documents required to be filed under the federal securities laws through the Closing Date;

(e)
The Deliveries specified in Section 5.2 shall have been made by the Parent; and

(f)
A minimum of a hundred (100%) of the BRA shares are available for exchange for Parent Stock at the Closing.

SECTION 6.2 Parent Conditions Precedent. The obligations of the Parent to enter into and complete the Closing is subject, at the option of the Parent to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing:

(a)
The representations and warranties of the Shareholders contained in this Agreement (Article II) and of the BRA contained in this Agreement (Article III) shall be true and correct in all material respects on and as of the Closing Date;

(b)
There shall be no material judicial or administrative litigation, proceeding, or investigation pending or threatened against the BRA;

(c)
There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2024, which has had or is reasonably likely to cause a BRA Material Adverse effect.

(d)
Each participating BRA Shareholder has completed, executed, and returned a Stock Transfer Separate from Certificate in the form attached hereto as Exhibit "B" and a Shareholder Certification in the form attached hereto as Exhibit "A" for delivery at Closing;

(e)

The Deliveries specified in Section 5.1 and 5.3 shall have been made by the participating Shareholders and the BRA respectively; and

(f)
A minimum of a hundred percent (100%) of the BRA shares are available for exchange for Parent Stock at the Closing.

Article VII

Covenants

SECTION 7.1 Blue Sky Laws. The Parent shall take any action (other than qualifying to do business in any jurisdiction in which it is not now qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Parent Class "A" Class A in connection with this Agreement.

SECTION 7.2 Fees and Expenses. All fees and expenses in connection with this Agreement shall be paid by the Party incurring same, whether or not this Agreement is consummated.

SECTION 7.3 Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take such steps and do such acts as may be necessary to consummate this transaction and (b) take such steps and do such acts as are reasonably necessary to keep all of its representations and warranties true and correct on and as of the Closing Date.

SECTION 7.4 Filing of Form 8-K and Press Release. The Parent shall file no later than two (2) business days after the Closing Date (If applicable), a current report on Form 8-K and attach as exhibits all relevant agreements disclosing the terms of this Agreement and other required disclosure relating to this transaction.

SECTION 7.5 Preservation of Business. Prior to Closing, the Parent and the BRA shall cooperate in taking all steps necessary to preserve their respective businesses and operate such businesses in the ordinary course of such respective businesses except that the Parent shall issue no Parent Stock without the prior written consent of the BRA. Both Parties represent that they have operated their respective companies in the ordinary course of their businesses at all times subsequent to the initial communications between the Parent and the BRA relating to the transaction contained in this Agreement. After the Closing, the Parent will continue in its current business and all business and other assets of the Parent shall remain in the Parent.

Article VIII

Miscellaneous Matters

SECTION 8.1 Notices. Except as expressly provided herein, all notices, requests or other communications required hereunder shall be in writing and shall be given by personal delivery, overnight courier service, or email, addressed to the respective party at the applicable address set forth herein, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices, requests or communications shall be deemed effective upon personal delivery, two (2) business days following deposit with any overnight courier service, or upon email transmission as long as a hard copy is mailed to the party's address on the same day that the email is transmitted.

In order to be effective, any such Notice shall be given, as follows:

To BRA or to Shareholders:

Raul Lahud Quiroz
Email: raul.lahud@biointragroup.mx

If relating to a specific Shareholder, with a copy to:

Email address on the Shareholder's Signature Page

With a copy to:

To Parent:

Raul Lahud Quiroz
Email: raul.lahud@biointragroup.mx

Notice of change of address shall be given by written notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the failure to deliver due to any change of address of which no notice was given shall not effect the time at which such notice shall be deemed to have been given and shall constitute receipt of such communication.

SECTION 8.2 Jurisdiction, Venue and Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the United States and the State of New York (regardless of that jurisdiction or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be litigated in the state and federal courts located in the County of Manhattan, State of New York, and each party hereby waives any right that such party may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the courts located in the County of Manhattan, State of New York, shall have exclusive

personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

SECTION 8.3 No Assignment. This Agreement is personal to the Parties and no Party may assign or otherwise transfer any rights or delegate any responsibilities hereunder without the prior written approval of the other Parties.

SECTION 8.4 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and permitted assigns.

SECTION 8.5 Validity. If any one or more of the provisions (or any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

SECTION 8.6 ACKNOWLEDGEMENT. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS HAD THE OPPORTUNITY TO CONSULT WITH THE ADVISOR OF THE PARTY'S OWN CHOICE AND THAT THE PARTY HAVE FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT.

SECTION 8.7 Time of the Essence; Cooperation. Time is of the essence in the performance of the obligations of the Parties in connection with this Agreement. All Parties shall cooperate fully in carrying out the terms of this Agreement and shall prepare and execute all documents reasonably necessary to carry out the terms of this Agreement.

SECTION 8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. There are no promises, covenants, or conditions which are not contained herein. This Agreement, or any provision hereof, may only be amended, waived, discharged, altered, or terminated by a writing signed by the Party or Parties against whom it is sought to be enforced.

This Agreement shall be interpreted as if it were jointly prepared and shall not be construed against any one party in the event of any ambiguity. There are no third party beneficiaries to this Agreement.

SECTION 8.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been executed by each of the required Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, binding, valid, and enforceable for all purposes.

SECTION 8.10 Termination. This Agreement may be terminated (i) in the event that it fails to close by March 15th, 2025; (ii) by the mutual consent of the BRA and the Parent, (iii) by the BRA, in the event that any representation of warranty of the

Parent is untrue or becomes untrue prior to Closing; or (iv) by the Parent, in the event that any representation of warranty of the BRA is untrue or becomes untrue prior to Closing.

SECTION 8.11 Remedies. In addition to being able to enforce all rights provided under this Agreement or granted by law, including the recovery of damages, each Party shall be entitled to specific performance under this Agreement to the extent permitted by law. The Parties agree that monetary damages would be extremely difficult (if not impossible) to compute accurately and would probably not provide adequate compensation for any loss incurred due to a breach of the Agreement. Thus, in any action for specific performance the Parties hereby waive any defense that there is an adequate remedy at law.

SECTION 8.12 Nasdaq Listing Condition. Notwithstanding any provision to the contrary in this Agreement, if Biointra, Corp does not achieve a public listing on the NASDAQ Stock Market within nine (9) months following the Closing Date, then this Agreement shall automatically become null and void, and all share exchange transactions executed hereunder shall be promptly and fully reversed, with each Party returning to its respective pre-transaction position. In such event, neither Party shall have any liability or further obligation to the other arising from or in connection with this Agreement.

IN WITNESS WHEREOF, each of the parties hereby executes this Agreement of the date first set forth above.

The BRA:

/s/

By: ______________________

Raul Lahud Quiroz

The parent:

BIOINTRA, CORP.

/s/

By: ______________________

Mr. Raul Lahud Quiroz

[SHAREHOLDER SIGNATURES ON THE FOLLOWING PAGES]

EXHIBIT "A"

Parties to the Share Exchange Agreement

SHAREHOLDER SIGNATURE PAGE

Name of Shareholder: Raul Lahud Quiroz

Shareholder Signature:______________________________

Sigen:

Email Address of Shareholder: raul.lahud@biointragroup.mx

Cell Phone Number of Shareholder:

Address for Shareholder Notice:

Number of BRA shares Held:100,000

EXHIBIT "B"

Stock Transfer Separate from Certificate

For Value Received, 5,000,000 Class A common shares of the parent, does hereby sell, assign, and transfer unto Biointra, Corp., 100 common stock of Biointra Renovables Atotonilco Jalisco SAPI DE CV., a Mexican corporation. If required, I do hereby irrevocably constitute and appoint Raul Lahud Quiroz., as my attorney-in-fact to transfer the said common stock on the books of BIOINTRA, CORP., with full power of substitution in the premises.

Dated: Effective as of April 22nd, 2025

____

Raul Lahud Quiroz